EXHIBIT 99.1

Gasel Transportation Lines, Inc. Reports Results for Fiscal First Quarter 2004

MARIETTA, Ohio, June 10, 2004 (PRIMEZONE) -- Gasel Transportations Lines, Inc. (OTCBB:GSEL), currently operating as a debtor-in-possession under Chapter 11 Reorganization, today announced results for fiscal first quarter 2004. For the three months ended March 31, 2004, freight income revenue totaled $3,605,729 and training school revenue was $163,067 for combined revenue of $3,768,796, representing a 3.73% increase from prior year combined revenue of $3,634,496 and the second sequential year-year increase in the most recent eight reporting periods. Combined revenue for the nine month period ended March 31, 2004 was $10,796,404; a 2.41% increase over $10,541,872 reported for the same nine month period one year prior. The revenue increase is largely a result of increased freight demand, higher prices and the use of additional owner/operators that increased supply without a subsequent increase in associated costs.

Net Income for the period increased 106.96% to $50,017 from year prior net loss of ($719,130). Earnings per share (EPS) for Q1 2004 were $0.005, while combined net loss for the nine month period ended March 31, 2004 totaled ($856,689) a 62.69% improvement over net loss of ($2,295,983) for the same nine month period one year prior.

Total Operating Expenses for the first quarter of 2004 decreased $64,349, or 10.9%, to $525,475 from $589,824 in the Q1 2003, indicative of the Company's staff reductions and consolidation of operations to a single terminal in Marietta, OH. Reorganization items contributed $343,529 to profits from extinguished debt and $8,000 in expenses from professional and bankruptcy fees for the period.

Mike Post, President & CEO commented that: "We are elated that the combined effects of the reorganization and improved economy have helped us to achieve another sequential quarter of growth and report our first profitable period in over two and a half years. We remain committed to working with the Court and our debt holders to resolve our reorganization proceedings and to extend the gains that we've been able to achieve while further capitalizing on the steady economic improvements that have helped to stimulate our operations. Our diligent cost-cutting and consolidating efforts have decreased our operating expenses and should further augment Gasel's ability to conclude its reorganization and generate shareholder value through steady improvements in operations and revenues."

Gasel Transportation Lines, Inc., based in Marietta, Ohio is a national long and regional haul truckload common and contract carrier, and provides logistic services throughout the continental United States and Canada. For more information, visit www.gasel.net.

This press release may make forward-looking statements that are subject to various uncertainties and risks that could affect their outcome. Factors that could cause or contribute to differences include, but are not limited to, economic conditions, product demand and sales, competition and competitors' actions, and changes in the transportation industry. Please refer to the company's SEC filings, including Forms 10K and 10Q for a more detailed discussion of the risks.

                    GASEL TRANSPORTATION LINES, INC.
                          AND ITS SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEET

 ASSETS                                                March 31, 2004
 ---------------------------------------------------  ----------------
                                                         (Unaudited)
 Current Assets
 --------------
 Cash & Cash Equivalents                               $    52,951
 Accounts Receivable-Trade, Net of amounts
  Sold With Recourse of $1,127,552 and
  Allowance of $50,000                                     528,261
 Inventory                                                 102,177
 Prepaid Expenses and Other Current Assets                 156,037
                                                      ----------------
    Total Current Assets                                   839,426

 Property and Equipment
 ----------------------
 Land and Buildings                                        770,054
 Tractors                                               11,601,671
 Trailers                                                2,944,977
 Shop Equipment                                            408,962
 Office Equipment                                          228,105
                                                      ----------------
                                                        15,953,769
 Less Accumulated Depreciation                          10,896,921
                                                      ----------------
    Net Property and Equipment                           5,056,848

 Other Assets
 ------------
  Other                                                      7,683
                                                      ----------------
     Total Other Assets                                      7,683
                                                      ----------------
     TOTAL ASSETS                                      $ 5,903,957
                                                      ================

 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)        March 31, 2004
 --------------------------------------------------   ----------------
                                                        (Unaudited)
 Current Liabilities
 -------------------
  Cash Overdraft                                       $    134,423
  Accounts Payable-Trade                                    275,821
  Accrued Contract Labor and Other Expenses                 276,579
                                                      ----------------
    Total Current Liabilities                               686,823

 Liabilities Subject to Compromise                        8,310,103
 ---------------------------------                    ----------------
    Total Liabilities                                     8,996,926

 Redeemable Warrants                                         50,000
 -------------------

 Stockholders' Equity (Deficit)
 ------------------------------
 Common Stock, no par value, 10,000,000 shares
  authorized, 9,877,966 issued and
  9,870,066 outstanding                                   2,543,481
 Additional Paid in Capital                                 102,786
 Accumulated Deficit                                     (5,771,403)
 Less: Treasury Stock, at cost, 7,900 shares                (17,833)
                                                      ----------------
    Total Stockholders' Equity (Deficit)                 (3,142,969)
                                                      ----------------
 TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                                      $  5,903,957
                                                      ================

                   GASEL TRANSPORTATION LINES, INC.
                 STATEMENTS OF CONSOLIDATED OPERATIONS

                                       Three Months Ended March 31,
                                       ----------------------------
                                           2004              2003
                                        -----------    ----------
                                                (Unaudited)
 Revenues
 --------
  Freight Income                         $ 3,605,729    $3,494,125
  Training School Revenue                    163,067       140,371
                                         -----------    ----------
                                           3,768,796     3,634,496
  Cost of Revenue                          3,525,646     3,342,117
                                         -----------    ----------
  Gross Profit                               243,150       292,379

  Operating Expenses
  ------------------
  Impairment Losses                               --        81,145
  Garage Expenses                            109,167        79,394
  General and Administrative Expenses        416,308       510,430
                                         -----------    ----------
                                             525,475       670,969

  Operating Income (Loss)                   (282,325)     (378,590)
  Other Income (Expense)
  ----------------------
  Other Income                                 6,963         6,586
  Interest Income                                 17         5,876
  Interest Expense, Net
   (Contractual Interest of $166,920 for
   the three months ended March 31, 2004     (18,167)     (310,045)
  Loss on Asset Disposals                         --       (42,957)
                                         -----------    ----------
                                             (11,187)     (340,540)
  (Loss) from Operations
  Before Reorganization

  Items and Tax Provision                   (293,512)     (719,130)

  Reorganization Items -
  ----------------------
  Professional and Bankruptcy Fees             8,000            --
  Extinguishment of Debt                    (351,529)
  ----------------------
                                            (343,529)           --
  Income (Loss) Before Income Taxes           50,017      (719,130)
  Provision for Income Taxes                      --            --
                                         -----------    ----------

  Net Income (Loss)                      $    50,017    $ (719,130)
                                         ===========    ==========

  Basic Income (Loss) Per Share          $      .005    $    (.096)
                                         ===========    ==========
  Diluted (Loss) Per Share               $      .005    $    (.096)
                                         ===========    ==========

  Weighted Average Common Shares
  Outstanding:
    Basic                                    9,870,066     7,456,356
                                           ===========    ==========
    Diluted                                 10,008,782     7,456,356
                                           ===========    ==========

CONTACT:
Gasel Transportation Lines, Inc.
S. Gene Thompson, Chief Financial Officer
Allan M. Blue, Director
(740) 373-6479